Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida of our report dated March 12, 2025, relating to the consolidated financial statements of Villages Bancorporation, Inc. and its Subsidiaries’ consolidated financial statements as of and for the years ended December 31, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement on Form S-4.

We also consent to the reference of our Firm under the heading ”Experts” in the Prospectus included with the Registration Statement on Form S-4.

Bradenton, Flordia

July 23, 2025